FORM OF LOCK-UP AGREEMENT

August __, 2007

Ladies and Gentlemen:

The undersigned is a director, executive officer or beneficial owner of shares of common stock (“Company Shares”) of Halcyon Jets, Inc., a Nevada corporation (the “Company”). The undersigned understands that the Company will merge (the “Merger”) with a wholly-owned subsidiary of a publicly traded company (the “Parent”), concurrently with a private placement by the Parent of up to 100 units (the “Units”) of the Parent, each Unit consisting of 100,000 shares of common stock, par value $0.001 per share, of the Parent (“Parent Stock”) and a detachable transferable warrant to purchase 50,000 shares of Parent Stock at an exercise price of $1.00 per share (the “Funding Transaction”). The undersigned also understands that Meyers & Associates, Manhattan Global Asset Corp. and Derek Alexander and Company have acted as placement agents with respect to the Funding Transaction (the “Placement Agents”). The undersigned understands that the Company, the Parent and the Placement Agents will proceed with the Funding Transaction in reliance on this agreement.

In recognition of the benefit that the Funding Transaction will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company, the Parent, the Placement Agents and each investor in the Funding Transaction, that, during the period beginning on the initial closing of the Funding Transaction (the “Closing Date”) and ending eighteen (18) months after such date, the undersigned will not, without the prior written consent of the Placement Agents, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, hypothecate, pledge, or otherwise dispose of or transfer title to any of the Parent Stock acquired by the undersigned in exchange for Company Shares in the Merger.

In furtherance of the foregoing, the Company, the Parent and the transfer agent of the Parent are hereby authorized to decline to make any transfer of any Company Shares or Parent Stock if such transfer would constitute a violation or breach of this agreement.

Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any Company Shares or Parent Stock (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Company Shares or Parent Stock subject to the provisions of this agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of the lock-up agreements for the balance of the lock-up period.

[Signature Page Follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
Signature: ___________________________
Print Name: __________________________
Date: August ___, 2007